UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2019 (February 19, 2019)

Bank First National Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Board of Directors of Bank First National Corporation (the “Company”) approved and adopted amendments to the Bank First National Corporation 2011 Equity Plan (the “2011 Equity Plan”). A copy of the amendments to the Company’s 2011 Equity Plan is attached as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference.

The purpose of the amendments to the 2011 Equity Plan is (i) to determine fair market value by reference to the price of Company stock as traded on the Nasdaq Capital Market instead of the OTCBB; and (ii) to provide that, for awards made on or after February 19, 2019, a change of control of the Company will result in vesting and payment of the award only if the Plan participant experiences an involuntary termination of employment or resigns for good reason after such change in control.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Bank First National Corporation 2011 Equity Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Form 10-12B dated September 24, 2018), File No. 001-38676

99.2	Amendments to 2011 Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST NATIONAL CORPORATION

Date: February 22, 2019	By:	/s/ Kevin LeMahieu
Kevin LeMahieu
Chief Financial Officer